Exhibit (h)(18)(i)

AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY,
MORGAN STANLEY VARIABLE INSURANCE FUND, INC.,
MORGAN STANLEY DISTRIBUTION, INC.,
MORGAN STANLEY INVESTMENT MANAGEMENT INC.

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 11th  day of March, 2022 by and between MORGAN STANLEY VARIABLE INSURANCE FUND, INC. (the “Fund”), MORGAN STANLEY DISTRIBUTION, INC. (the “Underwriter”), MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the “Adviser”), and PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, (the “Company”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Fund, Underwriter, Adviser and Company are parties to a certain Participation Agreement dated November 1, 2007, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the separate accounts and contracts listed in Schedule A; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.
2.
Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MORGAN STANLEY VARIABLE INSURANCE FUND, INC.

By:  /s/ John H. Gernon

Name:  John H. Gernon

Title:  President & Principal Executive Officer

Date:  March 11, 2021

MORGAN STANLEY DISTRIBUTION, INC.

By:  /s/ James Costabile

Name:  James Costabile

Title:  Managing Director

Date:  March 11, 2021
                                                           MORGAN STANLEY INVESTMENT MANAGEMENT INC.

           By:  /s/ Ken Topping

           Name:  Ken Topping

           Title:  Director and Managing Director

           Date:  March 11, 2021

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By:  /s/ Steve Cramer

Name:  Steve Cramer

Title:  Chief Product Officer, Retirement Division

Date:  March 18, 2022

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto. Contract Funded by Separate Account

Variable Annuity Account A of Protective Life
Elements Classic NY variable annuity contract
FORM AF-2022

ProtectiveAccess  XL NY variable annuity contract
FORM AF-2122-R2

Protective Rewards II NY variable annuity contract
FORM AF-2121

Protective Rewards Elite NY variable annuity contract
FORM AF-2121

Protective Investors Benefit Advisory Variable Annuity NY

Protective Aspirations NY Variable Annuity

PLAIC Variable Annuity Account S (established 07/02/2020)	Schwab Genesis NY Variable Annuity Schwab Genesis Advisory NY Variable Annuity